Exhibit 10.6

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into as of November __, 2011, by and between Moses Gross (“Investor”) and Yehoshua Lustig (the “Seller”).

WHEREAS, the Seller owns 3,600,000 shares (the “Shares”) of common stock of WNS Studios, Inc., a Nevada corporation (the “Company”);

WHEREAS, Seller wishes to sell to Investor, and Investor wishes to purchase from Seller, all of the Shares, for such consideration and on such terms as set out below;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Purchase Price; Closing Deliveries.

(a)           The Investor hereby purchases all the Shares for an aggregate purchase price of  $3,600.00.

(b)           Simultaneous with the execution and delivery of this Agreement, (i) Investor shall pay Seller said purchase price, in cash or cashiers’ or bank check or wire transfer to an account designated by Seller and (ii) the Seller shall deliver or cause to be delivered to Investor the stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with all required stock transfer tax stamps affixed.

2.  Representations of Seller.

Seller hereby represents and warrants to Investor the following:

(a) The Shares represent 75% of the capital of the Company on a fully diluted basis. The Company has no affiliates (as such term is defined in the Securities Act of 1933, as amended) other than the Seller or David Leifer.

(b) Neither Seller nor any of his family members or affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares.

(c) Seller has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller. The execution, delivery and performance of this Agreement have been duly and validly approved and authorized by all necessary action on the part of the Seller.

(d) Assuming the due authorization, execution and delivery by Investor, this Agreement, when executed and delivered by the Seller will be, valid and binding obligations of the Seller, enforceable against him in accordance with its terms.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any instrument, contract or agreement to which Seller is a party or by which he or any of his assets or properties are bound, or (b) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Seller or his assets or properties.

(f)           Seller is the sole record and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of all Encumbrances, other than the Encumbrances created by applicable federal and state securities laws. Upon payment of the purchase price and the execution and delivery of this Agreement, Investor shall be the lawful record and beneficial owner of the Shares, free and clear of all Encumbrances, other than the Encumbrance created by applicable federal and state securities laws.  "Encumbrance" shall mean any pledge, hypothecation, assignment, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or any other right of any third party.

(g)           Other than this Agreement, there are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

(h)           Neither Seller nor the Company is a party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority.

(i)           No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable Investor to enter into, and to perform his obligations under, this Agreement.

3.    Investor’s Representations.

Investor hereby represents and warrants to the Seller the following:

(a)             Investor has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Investor.

(b)           No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable Investor to enter into, and to perform its obligations under, this Agreement.

(c)           Assuming the due authorization, execution and delivery by Seller, this Agreement, when executed and delivered by Seller will be, valid and binding obligations of Investor, enforceable against him in accordance with its terms.

(d)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any instrument, contract or agreement to which Investor is a party or by which it is bound, or (b) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Investor or his assets or properties.

(e)           Investor is an accredited investor, is acquiring the Shares for his own account, for investment purposes only and not with a view to the resale or distribution of any part thereof.

4.  Indemnification.    Seller shall indemnify and hold harmless Investor and its officers, directors, employees, trustees, agents, stockholders, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement of the part of Seller.

5.  Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b)           If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c)           This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof.  There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d)           This Agreement may not be amended or modified except by the express written consent of the parties hereto.  Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e)           This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f)           The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g)           The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(h)           This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(i)           This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each party hereto acknowledges and agrees that he has received or has had the opportunity to receive independent legal counsel of his own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

SELLER:

/s/ Yehoshua Lustig
Yehoshua Lustig

WNS STUDIOS, INC.

By: /s/ Yehoshua Lustig
Name: Yehoshua Lustig
Title: CEO

INVESTOR:

/s/ Moses Gross
Moses Gross